UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 21, 2017

(Date of earliest event reported)

ANAPTYSBIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37985	20-3828755
(Commission File Number)	(IRS Employer Identification No.)

AnaptysBio, Inc. 10421 Pacific Center Court, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 362-6295

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On July 21, 2017, Matthew Moyle, the Chief Scientific Officer of AnaptysBio, Inc. (“AnaptysBio”), notified AnaptysBio of his decision to resign, effective immediately.

In connection with Mr. Moyle’s resignation, AnaptysBio and Mr. Moyle have entered into a separation agreement that provides for severance consistent with the terms of Mr. Moyle’s employment agreement dated March 22, 2016 consisting of (i) cash payments equivalent to nine months of his base salary and (ii) upon Mr. Moyle’s timely election to continue his existing COBRA benefits, continued premium payments for such benefits for a period of up to nine months, in exchange for Mr. Moyle’s delivery of an effective general release and waiver of any claims against AnaptysBio by Mr. Moyle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPTYSBIO, INC.

Date: July 27, 2017	By:	/s/ Dominic Piscitelli
	Name:	Dominic Piscitelli
	Title:	Chief Financial Officer